Exhibit 99.1

PRESS RELEASE

INX Announces End of “Go-Shop” Period

DALLAS--(BUSINESS WIRE)--November 22, 2011--INX Inc. (NASDAQ: INXI; the “Company”; or “INX”) today announced the expiration of the “go-shop” period pursuant to the terms of the previously announced merger agreement entered into on November 1, 2011 among INX, Presidio, Inc. (“Presidio”) and a wholly owned subsidiary of Presidio (“Merger Sub”).

Under the merger agreement, INX had the right to solicit alternative acquisition proposals from third parties for a period of 21 days continuing through November 21, 2011.  During the “go-shop” period, at the direction of INX’s board of directors, the financial advisor to the board of directors contacted fourteen parties, including nine strategic parties and five financial sponsors, to solicit interest in a possible alternative transaction.  Despite these solicitation efforts, INX did not receive any alternative acquisition proposals during the “go-shop” period.

Under the terms of, and subject to the conditions set forth in, the merger agreement, Merger Sub will merge with and into INX, the separate corporate existence of Merger Sub shall cease, and INX shall continue as the surviving corporation of the merger. At the closing of the merger, each outstanding share of INX’s common stock, other than certain shares as described in the merger agreement, will be cancelled and automatically converted into the right to receive $8.75 in cash (the “Merger Consideration”), without interest. The merger agreement further provides that at the closing, each vested option to acquire shares of INX’s common stock (all options will become vested pursuant to the merger agreement) shall be cancelled and converted into the right to receive an amount in cash, without interest, equal to the product of (x) the aggregate number of shares of INX’s common stock subject to such option, multiplied by (y) the excess, if any, of the Merger Consideration over the per share exercise price under such option, less any applicable withholding taxes.  INX expects to file shortly with the Securities and Exchange Commission proxy materials related to the special meeting of INX stockholders to vote on and approve the proposed merger with Merger Sub. The transaction is expected to close in early 2012, but it may close as early as late 2011, subject to customary closing conditions, including receipt of stockholder and regulatory approvals.

ABOUT INX INC.:

INX Inc. (NASDAQ: INXI) is a leading U.S. provider of IP based unified communications and data center/cloud infrastructure solutions for enterprise organizations.  Through its suite of technology offerings, INX provides organizations with advanced architecture solutions that also focus on the enabling infrastructure.  Services are centered on the design, implementation and support of network infrastructure, including routing and switching, wireless, security, unified communications, and cloud computing solutions incorporating both data center and desktop virtualization.  Customers include enterprise organizations such as corporations, as well as federal, state and local governmental agencies.  Because of its focus, expertise and experience, INX believes it delivers superior results for its customers. Additional information about INX can be found on the Web at www.inxi.com.

SAFE HARBOR STATEMENT:

The statements contained in this document that are not statements of historical fact including but not limited to, statements identified by the use of terms such as “anticipate,” “appear,” “believe,” “could,” “estimate,” “expect,” “hope,” “indicate,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “project,” “seek,” “should,” “will,” “would,” and other variations or negative expressions of these terms, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements are based on current expectations and are subject to a number of risks and uncertainties. Such risks and uncertainties include failure to satisfy the conditions of the proposed transaction, including failure to obtain the required approvals of the Company’s stockholders; any delay in consummating the proposed transaction or the failure to consummate the proposed transaction; the outcome of, or expenses associated with, any litigation which may arise in connection with the proposed transaction; and general economic and business conditions.  Additional information about risk factors are contained in the Company’s most recent filings with the SEC on Forms 10-K and 10-Q. Recipients of this document are cautioned to consider these risks and uncertainties and to not place undue reliance on these forward-looking statements. All information in this press release is as of the date of this press release, and the Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto, or any change in events, conditions or circumstances upon which any statement is based.

CONTACT:

INX Inc.:
   Mark Hilz
   Chief Executive Officer
   (469) 549-3800

Hayden IR:
   Brett Maas   (646) 536-7331
   Brett@Haydenir.com